Exhibit 2.1


                  SECOND AMENDMENT TO STOCK EXCHANGE AGREEMENT

     This Second Amendment to Stock Exchange Agreement ("Second Amendment") is dated October 12, 2006, and is by and between OraLabs Holding Corp., a Colorado corporation ("OraLabs"), Partner Success Holdings Limited, a British Virgin Islands international business company ("PSHL"), and Mr. Wo Hing Li, sole shareholder of PSHL (the "Shareholder").

     WHEREAS, the parties entered into a Stock Exchange Agreement dated as of March 31, 2006 (the "Exchange Agreement"), as amended by First Amendment to Stock Exchange Agreement dated July 20, 2006; and

     WHEREAS, the parties wish to replace a date in the Exchange Agreement.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

     1. Except as expressly modified by this Second Amendment, the provisions of the Exchange Agreement remain in full force and effect. In the event of a conflict between any provision of this Second Amendment and any provision of the Exchange Agreement, the provision of this Second Amendment shall prevail. Capitalized terms not otherwise defined in this Second Amendment will have the meanings specified for them in the Exchange Agreement.

     2. The parties agree that the date of October 15, 2006 that appears in Sections 2.3 and 11.1(e) of the Exchange Agreement is hereby changed to January 15, 2007.

     3. This Second Amendment may be executed in counterparts, each such counterpart being deemed to be an original instrument, and all of such counterparts shall together constitute one and the same instrument, and facsimile signatures will be accepted as originals.

     IN WITNESS WHEREOF, the undersigned have executed this Second Amendment on the dates specified below.


ORALABS HOLDINGS CORP., a Colorado corporation


By: /s/ Michael I. Friess                      By: /s/ Wo Hing Li
    ---------------------                          --------------
    Michael I. Friess, Authorized Director     Wo Hing Li, Individually


Date: October 12, 2006                         Date: October 12, 2006
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The signature of the undersigned is to         PARTNER SUCCESS HOLDINGS LIMITED,
evidence its consent to the foregoing          a British Virgin Islands
                                               international business company

ORALABS, INC., a Colorado corporation


By: /s/ Gary H. Schlatter                      By: /s/ Wo Hing Li
    ---------------------                          --------------
    Gary H. Schlatter, President                   Wo Hing Li, President and CEO

Date: October 12, 2006                         Date: October 12, 2006
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